Exhibit 99.1

FOR IMMEDIATE RELEASE

                                        Patrick J. Haveron, CPA
                                        Executive Vice President – Chief Executive Officer
                                        Preserver Group, Inc.
                                        95 Route 17 South
                                        Paramus, NJ 07653
                                        201-291-2112
                                        E-mail: phaveron@preserver.com

PRESERVER GROUP COMMENTS ON
WORLD TRADE CENTER TERRORIST ATTACKS

             PARAMUS, NEW JERSEY, September 21, 2001 – Preserver Group, Inc. (NASDAQ: PRES) (“Preserver” or “Company”) today reported that it expects limited losses from the September 11 terrorist attack on the World Trade Center.

             Stephen A. Gilbert and Patrick J. Haveron, Chief Executive Officers of Preserver, stated, “Like all Americans, we were appalled by the tragic events of last Tuesday. We extend our deepest sympathies to those families who have lost loved ones in this horrific event.  Our heartfelt gratitude also goes to the thousands of rescue and aid workers who have tirelessly worked to assist their fellow Americans in their greatest time of need. We are fortunate that our employees and their families are safe.”

             The Company indicated that it did not anticipate a major impact on its financial condition as its policy count in the affected areas of lower Manhattan is very small, consisting of approximately 15 small business policies, exclusively restaurant coverages. The Company may also have a limited number of automobile and related claims, principally from New Jersey, related to insureds that may have been at or near the site of the attacks, although none have been reported to date.

             While preliminary claim information is very limited at this time, after the application of various reinsurance coverage’s, the Company presently believes that the range of loss from the attacks will be between $500-750,000, or $.24-$.35 per share, after Federal income taxes. The Company’s reinsurance is placed entirely with reinsurers rated A- (Excellent) or higher by A.M. Best Company (“Best”), with the majority of that reinsurance placed with reinsurers rated A++ (Superior) by Best.

             Preserver Group, Inc. owns and operates five regionally focused property and casualty insurance companies, including companies that specialize in small and mid-sized commercial insurance through the Preserver Insurance Group.

             The Preserver Insurance Group consists of Preserver Insurance Company, which writes small commercial and homeowners insurance presently in New Jersey, and Mountain Valley Indemnity Company, which writes small and mid-sized commercial insurance presently in New England and New York.  The Preserver Insurance Group is rated B++ (Very Good) by Best. American Colonial Insurance Company plans to commence operations in New York in 2001, writing commercial lines in tandem with Mountain Valley.

             North East Insurance Company writes personal automobile and small commercial lines insurance in the State of Maine. Motor Club of America Insurance Company writes personal automobile insurance in New Jersey. Both companies are rated B (Fair) by Best.

             Forward-Looking Statement Disclaimer. This press release contains statements that are not historical facts and are considered "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995), which can be identified by terms such as  "believes", "expects",  "may", "will", "should", "anticipates", the negatives thereof, or by discussions of strategy.   Certain statements are forward-looking statements that involve risks, uncertainties, opinions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company.  These include, but are not limited to, the cyclical nature of the property casualty insurance industry, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, the level of the Company’s retentions, catastrophe and storm losses, legislative and regulatory developments, changes in the ratings assigned to the Company by rating agencies, investment results, availability of reinsurance, availability of dividends from our insurance company subsidiaries, investing substantial amounts  in our  information  systems  and technology,  the  ability  of  our reinsurers to pay reinsurance recoverables owed to us, our  entry into new markets, our acquisition of North East Insurance Company on  September  24,  1999,  our  acquisition  of  Mountain  Valley Indemnity Company on March 1, 2000, our successful integration of these  acquisitions, potential future tax liabilities related to an insolvent subsidiary and state regulatory and legislative  actions which  can affect the profitability of certain lines of  business and  impede our ability to charge adequate rates, and other risks detailed  from  time to time in the Company's  filings  with  the Securities and Exchange Commission.